U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported):      June 27, 2006
GLASSMASTER COMPANY

(Exact name of small business issuer as specified in its charter)

South Carolina	0-2331	57-0283724

(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation of organization	File Number)	Identification No.)

PO Box 788, Lexington SC	29071

(Address of principal executive offices)	(Zip Code)
Issuer’s Telephone Number, including area code:      803-359-2594

ITEM 5.02. Election of Directors and Principal Officers.
Glassmaster Company has announced the following management change at its Corporate Offices in Lexington, South Carolina:
Nathan G. Leaphart, III, CPA has been appointed Corporate Controller & Chief Financial Officer to succeed Richard E. Trewhella who is retiring effective July 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLASSMASTER COMPANY LEXINGTON, SC

Date: June 27, 2006	/s/ Raymond M. Trewhella
Raymond M. Trewhella (CEO and Chairman of the Board, Principal Executive Officer)

Date: June 27, 2006	/s/ Nathan G. Leaphart, III CPA
Nathan G. Leaphart, III (Corporate Controller & Principal Financial Officer)

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